Exhibit 5

[*] indicates that a confidential portion of the text of this agreement has been omitted.

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 26, 2001 (this "Agreement"), is made by and among XOMA Ltd., a Bermuda company (the "Company"), mHoldings Trust, a Massachusetts business trust, and Millennium Pharmaceuticals, Inc., a Delaware corporation (mHoldings Trust and Millennium Pharmaceuticals, Inc. collectively referred to as the "Initial Investor").

                              W I T N E S S E T H :

     WHEREAS, in connection with an Investment Agreement dated as of November 26, 2001, between the Initial Investor and the Company (the "Investment Agreement"), the Company has agreed, upon the terms and subject to the conditions of the Investment Agreement, to issue and sell to the Initial Investor a Convertible Promissory Note in the principal amount of $5,000,000 (the "Note"), convertible into the Company's Common Shares, $0.0005 par value per share (the "Common Shares") and up to $45,000,000 in Common Shares (the Common Shares issued to the Initial Investor pursuant to the Investment Agreement and the Common Shares issuable upon conversion of the Note hereinafter referred to as the "Shares"); and

     WHEREAS, to induce the Initial Investor to execute and deliver the Investment Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws with respect to the Shares;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Initial Investor hereby agree as follows:

1.   Definitions.

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Investor" or "Investors" means the Initial Investor and any permitted transferees or assignees of Shares or the Note issued to the Initial Investor provided such transferee or assignee agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof (and in the event of any such transfer, when the consent by or action of the Investor is required hereunder, such event or action shall be deemed taken if approved by the Investors holding a majority of the Registrable Securities).

          (ii) "register," "registered," and "registration" refer to a registration effected by (x) preparing and filing a Registration Statement or Statements in compliance with the Securities Act on such appropriate registration form promulgated by the United States Securities and Exchange Commission ("SEC") as shall be selected by the Company, and, when required pursuant to Section 2 hereof, shall permit the disposition of Registrable Securities in accordance with the intended method or methods specified by the holders of Registrable Securities, other than by an underwritten offering, and (y) the declaration or ordering of effectiveness of such Registration Statement by the SEC.

          (iii) "Registrable Securities" means the Shares; provided, however, that such Shares shall cease to be Registrable Securities (i) upon any sale thereof pursuant to a registration statement or Rule 144 promulgated under the Securities Act, (ii) during such period, as determined by counsel to the Company, as Rule 144 would permit the Investors to sell all Registrable Securities to the public without registration in a period of 90 consecutive days (but only so long as the Company meets the "current public information" requirements of Rule 144) or (iii) at such time as paragraph (k) of Rule 144 under the Securities Act becomes available to such Investor for the sale of such Shares as determined by counsel to the Company; provided, further, that if, subsequent to Shares ceasing to be Registrable Securities, the issuance of additional Shares at a subsequent Closing causes the additional Shares not to meet one of the three criteria noted above, then such additional Shares shall be deemed Registrable Securities.

          (iv) "Registration Statement" means a registration statement under the Securities Act registering Registrable Securities, including, without limitation, a Shelf Registration Statement.

     (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Investment Agreement.

2.   Registration.

     (a) Shelf Registration. The Company shall file, by no later than three months prior to each of the Second Closing, Third Closing, Fourth Closing and Fifth Closing, a "shelf" registration statement covering the Registrable Securities rea-sonably expected by the Company to be issued at the next Closing (and, with respect to the Second Closing, if the Note is converted, upon such conversion), in each case on any appropriate form pursuant to Rule 415 under the Securities Act (each such "shelf" registration statement, a "Shelf Registration Statement") in order to permit the offer and sale of the Registrable Securities from time to time by an Investor while such Shelf Registration Statement is effective and current; provided that the Company shall have no such obligation with respect to any Shares it has elected not to issue at any such Closing, as provided in the Investment Agreement; and provided, further, that the Company shall have no obligation to file a Shelf Registration Statement as provided for above to the extent a Registration Statement covering the Registrable Securities reasonably expected by the Company to be issued at the next Closing has already been filed pursuant to this Section 2. Effectiveness of a Shelf Registration Statement covering all Shares to be issued at the Second Closing and, if the
          Note is converted, all Shares issuable upon such conversion shall be a condition to the Purchasers' obligations at the Second Closing, as more fully set forth in the Investment Agreement. Effectiveness of a Shelf Registration Statement covering all Shares to be issued at the Third Closing shall be a condition to the Purchasers' obligations at the Third Closing, as more fully set forth in the Investment Agreement. Effectiveness of a Shelf Registration Statement covering all Shares to be issued at the Fourth Closing shall be a condition to the Purchasers' obligations at the Fourth Closing, as more fully set forth in the Investment Agreement. Effectiveness of a Shelf Registration Statement covering all Shares to be issued at the Fifth Closing shall be a condition to the Purchasers' obligations at the Fifth Closing, as more fully set forth in the Investment Agreement. If for any reason, notwithstanding the provisions of this Section 2(a), an Investor holds Shares that are not covered by a Shelf Registration Statement due to the failure of a Shelf Registration Statement to be effective, or the failure of a Shelf Registration Statement to cover all of the Shares issued at the Closing or Closings that shall have transpired (and, if the Note is converted, upon such conversion), then subject to Section 3(a) hereof, the Company shall as soon as reasonably practicable file a new Shelf Registration Statement covering such Shares. Subject to Section 3(a) hereof, the Company shall use commercially reasonable efforts to (i) have each Shelf Registration Statement declared effective as soon as reasonably practicable after its filing, and (ii) keep such registration statement continuously effective until all Registrable Securities included therein cease to be Registrable Securities.

     (b) Demand Registration. If, at any time after the Second Closing Date under the Investment Agreement, a Shelf Registration Agreement covering all of the outstanding Shares and, if the Note is converted, Shares issuable upon conversion of the Note, is not effective due to the failure of a Shelf Registration Statement to cover all of the Shares issued at the Closing or Closings that shall have transpired (and, if the Note is converted, upon such conversion), Investors holding a majority of the Registrable Securities may notify the Company in writing that they intend to offer or cause to be offered for public sale Registrable Securities held by such Investors, other than by an underwritten offering. Upon receipt of such notice, the Company shall forthwith cause such of the Registrable Securities as may be requested by any Investor to be registered under the Securities Act as soon as reasonably practicable. Upon exercise of a right for registration of any Registrable Securities under this Section 2(b) by such Investors, the Company shall prepare and file a Registration Statement covering such Registrable Securities with the SEC as promptly as practicable, but in any event not later than [*] after the Company's receipt of such request.

     (c) The manner of disposition of any Registrable Securities provided for in any Registration Statement required to be filed pursuant to this
          Section 2 shall not be required to include an underwritten offering.

3. Obligations of the Company. In connection with the registration of the Registrable Securities, the Company shall:

     (a) prepare and file with the SEC within the applicable time frames set forth in Section 2 a Registration Statement or Statements with respect to all Registrable Securities to be included therein, and thereafter use commercially reasonable efforts to cause the Registration Statement to become effective as soon as reasonably practicable after such filing. If such Registration Statement is filed pursuant to Rule 415, the Company shall use its commercially reasonable efforts, subject to the next paragraph, to keep the Registration Statement effective pursuant to Rule 415 at all times while the shares covered thereby remain Registrable Securities.

          Notwithstanding anything to the contrary in Section 2 or Section 3 hereof, if at any time or from time to time after the effective date of a Registration Statement filed pursuant to Section 2, the Company notifies the Investor in writing of the existence of a Potential Material Event (as defined below), the Investor shall not offer to sell any Shares or engage in any other transaction involving or relating to Shares, from the time of the giving of notice with respect to a Potential Material Event until the Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event, but in no event for a period of more than [*] (a "Suspension Period"). Notwithstanding anything to the contrary, the Company may not declare Suspension Periods [*]. If a Potential Material Event shall occur prior to the date a Registration Statement is filed under Section 2, then the Company's obligation to file such Registration Statement shall be delayed without penalty for not more than, (x) [*] with respect to the applicable Closing, in the case of a Registration Statement to be filed under Section 2(a), and
          (y) [*] as a result of any such Potential Material Events in any twelve-month period, in the case of a Registration Statement to be filed under Section 2(b). If a Potential Material Event shall occur either (i) prior to the date a Registration Statement is filed under
          Section 2(a), or (ii) after the date such Registration Statement is filed under Section 2(a) but prior to the date a Registration Statement is effective under Section 2(a), then the Second Closing, Third Closing, Fourth Closing or Fifth Closing as appropriate shall be delayed, for not more than [*] and not more than once for each Closing, unless otherwise agreed to by the Investor. PRIOR TO A REGISTRATION STATEMENT BEING DECLARED EFFECTIVE, THE COMPANY MUST GIVE INVESTOR NOTICE IN WRITING OF THE EXISTENCE OF A POTENTIAL MATERIAL EVENT PROMPTLY UPON DETERMINATION THAT SUCH AN EVENT WILL IMPACT THE EXPECTED TIMING OF THE EFFECTIVENESS OF SUCH REGISTRATION STATEMENT OR OF THE NEXT CLOSING. AFTER A REGISTRATION STATEMENT IS DECLARED EFFECTIVE, THE COMPANY MUST GIVE INVESTOR NOTICE IN WRITING OF THE EXISTENCE OF A POTENTIAL MATERIAL EVENT PROMPTLY UPON DETERMINATION THAT SUCH AN EVENT EXISTS.

          For purposes of this Agreement, "Potential Material Event" means (i) any engagement or activity by, or circumstance or development involving, the Company, disclosure of which in a Registration Statement would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, materially adversely affect the Company, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that such Registration Statement would be materially misleading absent the inclusion of such information, or (ii) pursuant to applicable law, the Company is required to file a post-effective amendment to the then-effective Registration Statement(s) because the Company experiences a fundamental change;

     (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement(s) and the prospectus(es) used in connection with the Registration Statement(s) as may be necessary to keep the Registration Statement(s) effective at all times while the

          Company is obligated to keep such Registration Statement current in accordance with Section 3(a);

     (c) furnish to each Investor whose Registrable Securities are included in a Registration Statement, such number of copies of a prospectus, and all amendments and supplements thereto as are required by applicable provisions of the Securities Act, and such additional copies as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor;

     (d) use commercially reasonable efforts to (i) register and qualify the Registrable Securities covered by a Registration Statement under such other securities or blue sky laws of such jurisdictions in the United States in which the Investors are residents, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as conditions thereto to (I) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this Section 3(d), (II) subject itself to general taxation in any such jurisdiction, (III) file a general consent to service of process in any such jurisdiction,
          (IV) provide any undertakings that cause more than nominal expense or burden to the Company or (V) make any change in its memorandum of continuance or bye-laws;

     (e) as promptly as practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 3(a) hereof, use commercially reasonable efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Investor as such Investor may reasonably request;

     (f) as soon as reasonably practicable after becoming aware of such event, notify each Investor who holds Registrable Securities being sold pursuant to such registration of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement; and use commercially reasonable efforts to prevent the issuance of any stop order or other order suspending the effectiveness of such Registration Statement and, if such an order is issued, to obtain the withdrawal thereof at the earliest possible time and to notify each Holder of the issuance of such order and the resolution thereof;

     (g) permit a single counsel designated in writing to the Company as selling shareholders' counsel by the Investors who hold a majority in interest of the Registrable Securities being sold pursuant to such registration to review such Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall give commercially reasonable consideration in good faith to any comments of such counsel;

     (h) make generally available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of each Registration Statement;

     (i) make available for inspection by any Investor whose Registrable Securities are being sold pursuant to such registration, and any attorney, accountant or other agent retained by any such Investor (collectively, the "Inspectors"), all pertinent financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably necessary to enable each Investor to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (i) the disclosure of such Record is necessary to avoid or correct a material misstatement or omission in any Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction or
          (iii) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning an Investor provided to the Company pursuant to this Agreement unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a material misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or
          (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information;

     (j) use commercially reasonable efforts either to secure the quotation or listing of the Registrable Securities on the Principal Trading Market or, if despite the Company's commercially reasonable efforts to satisfy the preceding requirement, the Company is unsuccessful in securing such quotation, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities;

     (k) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

     (l) cooperate with the Investors who hold Registrable Securities being sold to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities sold in the denominations or amounts, as the case may be, and registered in such names as the Investors may reasonably request within three (3) Trading Days after the sale of such Registrable Securities in accordance with an effective and current Registration Statement or Rule 144. In connection therewith, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Investors whose

          Registrable Securities are included in such Registration Statement) instructions to the transfer agent to issue new share certificates without a legend. The Company shall notify each Investor of the effectiveness of each Registration Statement promptly following such effectiveness; and

     (m) take such other commercially reasonable actions as are necessary to expedite and facilitate disposition by the Investor of the Registrable Securities pursuant to the Registration Statement.

4. Obligations of the Investors. In connection with the registration of the Registrable Securities pursuant to Section 2 of this Agreement, the Investors shall have the following obligations:

     (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least ten (10) days prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor (the "Requested Information") if such Investor elects to have any of such Investor's Registrable Securities included in such Registration Statement. If within four (4) business days prior to the filing date the Company has not received the Requested Information from an Investor (a "Non-Responsive Investor"), then the Company may file such Registration Statement without including Registrable Securities of such Non-Responsive Investor;

     (b) Each Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement(s) hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from the Registration Statement(s);

     (c) Each Investor agrees that, upon receipt of any notice from the Company pursuant to Section 3(a) or of the happening of any event of the kind described in Section 3(e) or 3(f) such Investor will immediately discontinue disposition of Registrable Securities pursuant to a Registration Statement covering such Registrable Securities until (I) in the case of a Potential Material Event, the end of the time period specified in Section 3(a), (II) in the case of Section 3(e), un-til such Investor's receipt of the copies of the supplemented or amended prospectus contemplated therein, and if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice and (III) in the case of Section 3(f), the lifting of the order contemplated by such section; and

     (d) For any offer or sale of any of the Registrable Securities under a Registration Statement by the Investor in a transaction that is not exempt under the Securities Act, the Investor, in addition to complying with any other federal securities law, shall deliver a copy of the final prospectus (together with any amendment of or supplement to such prospectus) of the Company covering the Registrable Securities, in the form furnished to the Investor by the Company, to the purchaser of any of the Registrable Securities on or before the settlement date for the purchase of such Registrable Securities.

5. Expenses of Registration. All expenses (other than broker discounts and/or commissions and share transfer taxes) incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees and the fees and disbursements of counsel for the Company and of one legal counsel representing the Investors not to exceed [*] per Registration Statement, shall be borne by the Company.

6. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     (a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Investor who holds such Registrable Securities, the directors, if any, of such Investor, the officers, if any, of such Investor, and each person, if any, who controls any Investor within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, expenses or liabilities (joint or several) (collectively "Claims") to which any of them become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact con-tained in a Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Company files any amendment or supplement thereto with the SEC) if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC), if used within the period during which the Company shall be required to keep such Registration Statement current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities law or any rule or regulation thereunder (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(d) with respect to the number of legal counsel, the Company shall reimburse the Investors and each such controlling person, as soon as reasonably practicable as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (I) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person; (II) with respect to any preliminary prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) hereof; and (III) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Persons and shall survive the transfer of the Registrable Securities by the Investors pursuant to
          Section 9.

     (b) In connection with any Registration Statement in which an Investor is participating, each such Investor agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in
          Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities

          Act or the Exchange Act, any underwriter and any other shareholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the Securities Act or the Exchange Act against any Claims to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings whether commenced or threatened, in respect thereof) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement or any amendment thereof or supplement thereto; and such Investor will promptly reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of the Registrable Securities by the Investors pursuant to
          Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any indemnified party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     (c) The Company shall be entitled to receive indemnities from selling brokers, dealer managers and similar securities industry professionals participating in any distribution with respect to information such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

     (d) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel reasonably satisfactory to the indemnified parties; provided, however, that any indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the indemnified party and the indemnifying party would be inappropriate due to actual or potential differing interests between any indemnified party and an indemnifying party represented by such counsel in such proceeding. Notwithstanding the foregoing, the Company shall be obligated to pay for only one separate legal counsel for the Investors, which shall be selected by the Investors holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

7. Contribution. In order to provide for just and equitable contribution, if a claim for indemnification pursuant to this Agreement is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the indemnifying party, on the one hand, and the indemnified party on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, and also the relative fault of the parties, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and the relevant equitable considerations shall also be considered, but contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

8. Reports Under Exchange Act. With a view to making available to the Investors the benefits of Rule 144 or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell securities of the Company to the public without regis-tration, until such time as the Investors have sold all the Registrable Securities pursuant to a Registration Statement or Rule 144 or until paragraph (k) of Rule 144 becomes available with respect to the sale of all Registrable Securities, the Company agrees to use commercially reasonable efforts to:

     (a) make and keep current public information available under paragraph (c) of Rule 144;

     (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act and furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request such information as may be reasonably requested to permit the Investors to sell such Securities pursuant to Rule 144 without registration.

9. Assignment of the Registration Rights. The rights to have the Company register Registrable Securities pursuant to this Agreement may be assigned by the Investors to permitted transferees or assignees of all or any portion of the Shares only if: (a) such transfer or assignment is made in compliance with the Investment Agreement, (b) the Company is, within a reasonable time after transfer or assignment of such securities, furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the securities with respect to which such registration rights are being transferred or assigned, (c) immediately following such transfer or assignment the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, and (d) at or before the time the Company received the written notice contemplated by clause (b) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Investor and the Company.

11.  Miscellaneous.

     (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Com-pany shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     (b) Except as otherwise provided in this Agreement, any notice which is required or convenient under the terms of this Agreement shall be duly given if it is in writing and (a) delivered in person (b) mailed by certified mail, return receipt requested, postage prepaid, (c) sent by private overnight courier service (such as Federal Express), or (d) sent by facsimile transmission and directed as follows:

          (i)  If to the Company, addressed to:

                           XOMA LTD.
                           2910 Seventh Street
                           Berkeley, California  94710
                           Attn:  General Counsel
                           Telephone:     (510) 644-1170
                           Facsimile:     (510) 649-7571

                           with copies (which shall not constitute notice) to:

                           Cahill Gordon & Reindel
                           Eighty Pine Street
                           New York, New York  10005
                           Attn:  Geoffrey E. Liebmann
                           Telephone:     (212) 701-3000
                           Facsimile:     (212) 269-5420

          (ii) If to the Initial Investor, addressed to:

                           Millennium Pharmaceuticals, Inc.
                           75 Sidney Street
                           Cambridge, Massachusetts  02139-4815
                           Attn:  General Counsel
                           Telephone:     (617) 679-7000
                           Facsimile:     (617) 621-0264
                           with copies (which shall not constitute notice) to:

                           Hill & Barlow
                           A Professional Corporation
                           One International Place
                           100 Oliver Street
                           Boston, Massachusetts  02110-2600
                           Attn:  Andrea M. Teichman, Esq.
                           Telephone:     (617) 428-3000
                           Facsimile:     (617) 428-3500

          (iii) If to any other investor, at such address (or facsimile number) as such Investor shall have provided in writing to the Company; or

                           in the case of clauses (i) through (iii) above, at such other address as each such party furnishes by notice given in accordance with this Section 11(b). The effective date of notice shall be the actual date of receipt by the party receiving same.

     (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York notwithstanding the provisions governing conflict of law under such law of the State of New York to the contrary. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     (e) This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     (h) The headings in the Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by telephone line facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of day and year first above written.

                                XOMA LTD.


                                By
                                  ----------------------------------------------
                                Name
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                                Title
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                                MILLENNIUM PHARMACEUTICALS, INC.


                                By
                                  ----------------------------------------------
                                Name
                                    --------------------------------------------
                                Title
                                     -------------------------------------------


                                MHOLDINGS TRUST


                                By
                                  ----------------------------------------------
                                Name
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                                Title
                                     -------------------------------------------